EXHIBIT 10.23

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES OR, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND STATUTES AND THE RULES PROMULGATED THEREUNDER.


                             SECURED PROMISSORY NOTE

$500,000.00                                                   September 30, 2001

     For value received, the undersigned, EMB CORPORATION, a Hawaii corporation (the "Company") hereby promises to pay to the order of FGFC HOLDINGS, INC., a California corporation, its successors and assigns (the "Holder"), in lawful money of the United States of America, the principal sum of Five Hundred Thousand Dollars ($500,000.00).

                                   Background
                                   ----------

     The Company purchased all of the outstanding common stock of First Guaranty Financial Corporation ("FGFC") from the Holder. The principal amount of this Note represents the cash portion of the purchase price due Holder pursuant to the Purchase Agreement by and between Company, the Holder and FGFC of even date hereof (the "Purchase Agreement"). In connection with this Note, the parties are entering a Security Agreement pursuant to which the Company is delivering Uniform Commercial Code Financing Statements to the Holder and taking such other actions as are provided for herein.

                              Terms and Conditions
                              --------------------

     1.   Payment of Principal.
          --------------------

               The entire principal amount of this Note, together with interest at the rate of ten percent (10%) per annum, shall be due payable, in full, to the Holder on September 30, 2003.

     2.   Security Interest.
          -----------------

          (a) To secure payment and performance of the Company's duties and obligations under this Note the Company hereby pledges, assigns, transfers and grants to the Holder a continuing security interest in (i) the 10,000 shares of common stock of FGFC and (ii) the 100,000 shares of of Series A convertible preferred stock of FGFC (collectively, the "Collateral Shares") that were acquired by the Company in connection with the Purchase Agreement. This continuing security interest is granted in accordance with that certain Security Agreement between the parties attached hereto as Exhibit I (the "Security Agreement"), the terms of which are incorporated herein by reference and in connection with which the Company hereby delivers (x) to the Holder, Uniform

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Commercial Code financing statements which the Holder is hereby authorized to file and (y) to Randolf W. Katz, Esq. of Bryan Cave LLP as collateral agent (the "Collateral Agent") a certificate representing the Collateral Shares.

          (b) As set forth in the Security Agreement, the Holder's right to exercise its rights as a secured creditor of the Company in respect of the Collateral Shares arises upon any Event of Default under Section 3 hereof.

          (c) The Collateral Agent shall be deemed authorized and directed to complete the name of the Holder on the certificates representing any of the Collateral Shares as to which the Holder shall be entitled in an Event of Default consistent with the provisions of this Note and the Security Agreement.

          (d) The Holder acknowledges that the Collateral Agent is counsel to the Company and acknowledges and agrees that the Collateral Agent may continue to represent the Company in all matters including without limitation matters involving this Note and the indebtedness represented hereby, save only as may pertain to any dispute arising out of the Collateral Agent's obligations under this Section 2. The Holder acknowledges that Collateral Agent's duties to it are limited to those expressly set forth in Section 2 of this Note.

     3.   Default.
          -------

          The entire unpaid principal of this Note shall become and be immediately due and payable and issuable upon written demand of Holder, without any other notice (except as may otherwise be set forth hereinbelow) or demand of any kind or any presentment or protest, if any one of the following events (each an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

          (a) If the Company defaults in the payment of any principal due under this Note, and any default shall remain unremedied for fifteen (15) days after written notice of default shall have been received by the Company;

          (b) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due;

          (c) If an order for relief shall have been entered by a bankruptcy court or if a decree order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of forty-five
(45) days;

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          (d) If the Company is dissolved or liquidated;

          (e) If any representation or warranty made by the Company in Section 3 of the Security Agreement shall prove to have been incorrect in any material respect when made, if the same shall materially impair the Holder's rights under this Note or the Security Agreement; or

          (f) If the Company shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed as contained in Section 4 of the Security Agreement, in each case only if such breach or default shall not have been remedied by the end of the 15th day after written notice of breach or default shall have been received by the Company.

     4. Prepayment. The Company shall have the right to prepay this Note, in whole or in part, at any time without penalty or premium. But, in no event, shall such prepayment postpone or otherwise delay any subsequent payments that may be due.

     5.   General

          (a) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this
Note in lieu of which such new Note is made and delivered.

          (b) Designees for Shares. The Holder may designate persons other than the Holder in whose names the Collateral Shares may be registered and issued.

          (c) Absence of Registration. The Holder acknowledges that none of the Collateral Shares are registered under the Securities Act of 1933, as amended, and agrees the Company shall have the right to require the Holder to furnish such representations and warranties as to the Holder's investment intent as are reasonable and customary in the issuance of unregistered stock.

          (d) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, Holder, and their respective successors and assigns.

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          (e) Changes and Indulgences. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Company and the Holder. Neither the failure nor any delay on the part of either Holder or the Company to exercise any right, remedy, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege constitute a waiver with respect to any other occurrence.

          (f) Currency. Except as otherwise set forth or expressly provided for herein, all payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

          (g) Notices. All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile to the fax number, if any, set forth below or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid.

     If to Holder:                      FGFC Holdings, Inc.
                                        Attn:  Rodney K. Thompson
                                        3 Hutton Center Drive
                                        Suite 150
                                        Santa Ana, California 92707
                                        (Fax Number:  714-850-9920)

     If to Company:                     EMB Corporation
                                        Attention: Chief Executive Officer
                                        5075 Warner Avenue
                                        Suite B
                                        Huntington Beach, California 92649
                                        (Fax Number: 714-377-2123)

     With a copy to:                    Bryan Cave LLP
     (which shall not                   2020 Main Street, Suite 600
     constitute notice)                 Irvine, California 92614
                                        Attention:  Randolf W. Katz, Esquire
                                        (Fax Number: 949-223-7100)

          Notices provided in accordance with this Section 5(g) shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the United States mail.

          (h) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Irvine, California shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

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          (i) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, notwithstanding any conflict-of-laws doctrines of such state or other jurisdictions to the contrary, and without the aid of any canon, custom or rule of law requiring constructions against the draftsman. The parties agree to submit to the jurisdiction and venue of the state and federal courts of Orange County, California, for the purposes of resolving disputes hereunder and authorize any such action to be instituted and prosecuted exclusively in the Superior Court of the State of California or, if appropriate, the United States District Court for the Central District of California.

          (j) Conflict. In the event of any conflict between the terms of this Note and the terms of any of the Exhibits hereto, including, but not limited to, the Security Agreement, the terms of this Note shall control.

          (k) Collection Expenses. The Company agrees to pay all costs of collection or enforcement, including reasonable attorney's fees and legal expenses incurred by Holder, in the event that payments are not made under this Note as required.

          (l) Severability. If any provision of this Note is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, all of which are declared severable.

          (m) Headings. The headings used in this Note are solely for convenience of reference and shall not affect its interpretation.

          (n) Words and Phrases. Words and phrases such as "to this Note," "herein," "hereinafter," "hereto," "hereof," "hereby," "hereinbelow," "hereinabove" and "hereunder" when used with reference to this Note, refer to this Note as a whole, unless the context otherwise requires.

          (o) Gender and Number. Wherever from the context of this Note it appears appropriate, each term stated in either the singular or the plural shall include the singular or the plural, and pronouns stated in either the masculine, feminine or neuter gender, shall include the masculine, feminine and neuter.

          (s) Entire Understanding. This Note contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer as of the date first above written.

                                            EMB CORPORATION



                                            By:  /s/  James E. Shipley
                                               -------------------------------
                                                      James E. Shipley
                                                      Chairman and Chief
                                                      Executive Officer


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